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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pinnacle Financial Partners, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-49564,333-68756 and 333-114799 on Form S-8 and No. 333-76902 on Form S-3 of
Pinnacle Financial Partners, Inc. of our reports dated February 25, 2005, with respect to the consolidated balance sheets of Pinnacle Financial Partners, Inc. as of December 31, 2004 and 2003, the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Pinnacle Financial Partners, Inc.

/s/ KPMG LLP

Nashville, Tennessee
February 25, 2005